EXHIBIT 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan, as amended, of Genome Therapeutics Corporation of our report dated February 18, 2003, except for Note 13 as to which the date is March 14, 2003, with respect to the consolidated financial statements of Genome Therapeutics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 26, 2003

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